As filed with the Securities and Exchange Commission on May 4, 2017

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YANGTZE RIVER DEVELOPMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada	27-1636887
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

41 John Street, Suite 2A

New York, NY 10038

(646) 861-3315

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc.

2215-B Renaissance Drive

Las Vegas, NV 89119

(888) 921-8397

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

John O’Leary, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Iselin, NJ 08830

(732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ proposed maximum offering price per unit/ proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.0001 per share		(1)(2)		(3)
Preferred Stock, par value $0.0001 per share		(1)(2)		(3)
Debt Securities		(1)(2)		(3)
Warrants		(1)(2)		(3)
Rights		(1)(2)		(3)
Units		(1)(2)		(3)
Total	$300,000,000		$34,770

(1)	This registration statement covers an indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants, rights, and units that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include an indeterminate amount and number of shares of common stock as may be issued upon exercise of warrants, conversion of preferred stock, or pursuant to the anti-dilution provisions of any such securities. The securities registered also include an indeterminate amount and number of shares of preferred stock as may be issued upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 4, 2017

PROSPECTUS

YANGTZE RIVER DEVELOPMENT LIMITED

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $300 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Selling stockholders may also offer shares of our common stock from time to time in connection with this offering. The securities we and/or selling stockholders offer will have an aggregate public offering price of up to $300 million. We will provide specific terms of any offering, including the price to the public of the securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We and/or selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution”. We and/or selling stockholders, as applicable, reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds, and the net proceeds of any selling stockholders, if applicable, from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering, including the names of any selling stockholders, if applicable.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 17 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “YERR” On May 3, 2017, the last reported sale price of our common stock on the Nasdaq Capital Market was $7.93 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $300 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “YERR,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Yangtze River Development Limited, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC. Such information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.yerr.com.cn. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017

●	Our Annual Report on Form 10-K Amendment No. 1 for the year ended December 31, 2016, filed with the SEC on March 10, 2017

●	Our Annual Report on Form 10-K Amendment No. 2 for the year ended December 31, 2016, filed with the SEC on March 17, 2017

●	Our Annual Report on Form 10-K Amendment No. 3 for the year ended December 31, 2016, filed with the SEC on May 1, 2017

●	Our Current Reports on Form 8-K filed with the SEC on May 13, 2016, June 17, 2016, October 6, 2016, November 23, 2016, February 28, 2017, (as amended by Amendment No.1 on Form 8-K/A, filed with the SEC on March 1, 2017), March 9, 2017, and April 17, 2017

●	The description of our Common Stock contained in our Registration Statement on Form S-1, filed with the SEC on February 18, 2016, as amended, and any amendment or report filed with the SEC for the purpose of updating the description

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Yangtze River Development Limited

41 John Street, Suite 2A

New York, NY 10038

(646) 861-3315

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Overview

Yangtze River Development Limited is a Nevada corporation that operates through its wholly-owned subsidiary Energetic Mind, which operates through its wholly-owned subsidiary Ricofeliz Capital, which operates through its wholly-owned subsidiary Wuhan Newport, a wholly foreign-owned enterprise that primarily engages in the business of real estate and infrastructural development with a port logistics center located in Wuhan, Hubei Province of China. Situated in the middle reaches of the Yangtze River, Wuhan Newport is a large infrastructure development project implemented under China’s latest “One Belt One Road” initiative and is believed to be strategically positioned in the “Pilot Free Trade Zone” of the Wuhan Port, a crucial trading window among China, the Middle East and Europe. To be fully developed upon completion, within the logistics center, there will be six operating zones: port operation area, warehouse and distribution area, cold chain logistics area, rail cargo loading area, exhibition area and business related area. The Logistics Center is also expected to provide a number of shipping berths for cargo ships of various sizes. Wuhan Newport is expected to provide domestic and foreign businesses direct access to the Pilot Free Trade Zone in Wuhan. The project will include commercial buildings, professional logistic supply chain centers, direct access to the Yangtze River, Wuhan-Xinjiang-Europe Railway and ground transportation, storage and processing centers, and IT supporting services, among others.

Income generated from the use of the warehouses, cargo loading and unloading, railway and highway transportation and logistics services and other logistics supporting services is expected to be the main source of our expected income. It is also expected that income from real estate sales and leasing would be a relatively minor portion of our expected income since we are planning to sell or lease only a small portion of our real estate properties such as office spaces. We plan to use the major area of our real estate properties for the development of our Logistics Center, from which our main source of expected income can be derived. Theses income includes but not limited to the service fees we charge for our clients’ usage of warehouses, online information platform, ship berths, cold-chain storages, cargo handling, shipment loading and unloading.

Wuhan Yangtze River Newport Logistics Center

The Wuhan Yangtze River Newport Logistics Center (the “Logistics Center”), is an extensive complex located in Wuhan, the capital of the Hubei Province of China, a major transportation hub city with access to numerous railways, roads and expressways passing through the city and connecting to major cities in China, as well as other international centers of commerce and business.

The Logistics Center is expected to occupy approximately 1,918,000 square meters, for which the construction and development are expected to be completed in three phases in three years and reach its target maximum annual profit by the end of 2021 assuming the entire funding required for construction of the Logistics Center of $1.03 billion is in place by 2020 and the Logistics Center is in operation according to our business plan. The following table illustrates the timeframe of our investment and construction progress.

Time	Phase of Investment/Construction	Percentage of Total Anticipated Investment/Construction (1)	Production Capacity (2)
1st Year (2017)	1st Phase	40%	30%
2nd Year (2018)	2nd Phase	70%	40%
3rd Year (2019)	3rd Phase	100%	60%
4th Year (2020)	Completed	100%	75%
5th Year (2021)	Completed	100%	100%

(1)	The percentage of construction in a certain phase reflects the anticipated contribution of the investment in such particular phase. For example, contribution of 40% of the total investment in Phase 1 will lead to construction of 40% of total value of the Logistics Center.
(2)	The percentage of Production Capacity shows the fraction of the target maximum annual profit to be earned under the full operation of the Wuhan Project. We target to reach its maximum annual profit by the end of 2021 assuming the entire funding required for construction of the Logistics Center of $1.03 billion is in place by 2020 and the Logistics Center is in operation according to our business plan.

The Logistics Center is located within the Wuhan Newport Yangluo Port, on the upper stream of the Yangtze River, and close to the northern base of Wuhan Iron and Steel, China’s first mega-sized iron and steel production complex. The Logistics Center is expected to include a port terminal that will be located approximately 26.5km from the Wuhan Guan and 5.5km from the Yangluo Yangtze River Bridge. The operation area of the port is expected to consist of a riverbank of 1,039 meters with eight 5,000-to-10,000-ton berths, two of which are multi-purpose berths and the other six are general cargo berths. It is designed to be able to handle up to 5,000,000 tons of cargo annually, including up to 100,000 TEU for annual container throughput (including 20,000 TEU in freezer areas), 1,000,000 tons of iron and steel and 3,000,000 tons of general cargo.

Within the Logistics Center, functional areas will be divided into six operating zones: a port operation area, a warehouse and distribution area, a cold chain supply logistics area, a rail cargo loading area, an exhibition area and a business related area. The Logistics Center will also be complemented with container storage areas, multi-functional areas, general storage areas, a multi-functional warehouse and infrastructural development, including new roads, gas stations, parking areas, gas and water pipes, electricity lines and all other facilities and equipment to operate the Logistics Center.

Pilot Free Trade Zone

Aside from being situated in the Wuhan Yangluo Comprehensive Bonded Zone, Yangluo development area is strategically situated at one of China’s Pilot Free Trade Zone (FTZ). On March 31, 2017, the PRC State Council has approved the establishment of seven pilot free trade zones in Liaoning, Zhejiang, Henan, Hubei, Sichuan, Shaanxi as well as Chongqing municipality. On April 1, 2017, the seven zones were officially open. Hubei FTZ will be built on an area of 119.96 square kilometers including up to 70 square kilometers in Wuhan, and focus on the emerging industries like intelligent manufacturing, as well as the modern service industries relating to international trade, financial services, modern logistics, inspection & testing, R&D, information services, professional services, etc. (Source: http://en.hubei.gov.cn/news/newslist/201704/t20170401_977258.shtml)

Wuhan Newport has signed a twenty-year lease agreement, the maximum number of years permitted by the applicable PRC laws, and with rights to renew at its sole discretion effective April 27, 2015, to lease approximately 1,200,000 square meters of land for building logistics warehouses in support of the Logistics Center. The warehouses are expected to be comprised of port terminal zones, warehouse logistics zones, cold chain supply zones and railroad loading and unloading zones. The warehouses, once constructed, will connect the port terminal along the Yangtze River and the railway leading to Europe, satisfying the requirement of China’s latest “One Belt, One Road” initiative. It will also be able to support large logistics companies in Wuhan and other nearby provinces which will rent the warehouses, terminals and offices within the Logistics Center.

Logistics Center Highlights:

●	The shipping center will be implemented under China’s latest “One Belt, One Road” initiative to promote the “Yangtze River Economic Belt”

●	Wuhan Newport is part of the Yangluo port, which is part of one of seven newly opened Free Trade Zones in China in April 2017

●	Wuhan Newport is part of the “Yangluo Comprehensive Bonded Zone”, which allows the enterprises in the zone to receive certain favorable tax treatments such as export tax rebates and less or free of value-added tax and consumption tax

The “One Belt, One Road” Initiative

According to the Vision and Actions on Jointly Building Belt and Road issued by the National Development and Reform Commission, Ministry of Foreign Affairs, and Ministry of Commerce of the People’s Republic of China, with State Council authorization in March 2015, “One Belt, One Road” (the “Initiative”) is a infrastructural development concept initiated by the leaders of the Chinese government in 2013. It refers to the New Silk Road Economic Belt, which will link China with Europe through Central and Western Asia, and the 21st Century Maritime Silk Road, which will connect China with Southeast Asian countries, Africa and Europe through the Pacific and Indian Ocean. Neither the belt, nor the road, follow a designated route, but serve as a conceptual roadmap for China’s plan to expand its presence commercially to the regions outside of the country and strengthen its economic relationships with the nations in these regions.

The “Belt” and the “Road” run through the continents of Asia, Europe and Africa, connecting the vibrant East Asian economic circle on one end and developed European economic circle on the other, and encompassing countries with huge potential for economic development. The Silk Road Economic Belt focuses on bringing together China, Central Asia, Russia and Europe (the Baltic), linking China with the Persian Gulf and the Mediterranean Sea through Central Asia and West Asia, and connecting China with Southeast Asia, South Asia and the countries along the Indian Ocean. The 21st-Century Maritime Silk Road is designed to go from China’s coast to Europe through the South China Sea and the Indian Ocean in one route, and from China’s coast through the South China Sea to the South Pacific in the other.

On land, the Initiative is expected to focus on jointly building a new Eurasian Land Bridge and developing China-Mongolia-Russia, China-Central Asia-West Asia and China-Indochina Peninsula economic corridors by taking advantage of international transport routes, relying on core cities along the Belt and Road and using key economic industrial parks as cooperation platforms. At sea, the Initiative is expected to focus on jointly building smooth, secure and efficient transportation routes connecting major sea ports along the Belt and the Road. The China-Pakistan Economic Corridor and the Bangladesh-China-India-Myanmar Economic Corridor are closely related to the Belt and Road Initiative, and therefore require closer cooperation and greater progress. (Source: http://en.ndrc.gov.cn/newsrelease/201503/t20150330_669367.html; National Development and Reform Commission, Ministry of Foreign Affairs, and Ministry of Commerce of the People’s Republic of China, with State Council authorization).

The following map illustrates the location of the New Silk Road Economic Belt and the 21st Century Maritime Silk Road:

(Source: Xinhua Finance Agency)

Corporate History

On December 23, 2009, the Company was incorporated under the laws of the State of Nevada under the name of “Ciglarette, Inc.” Our operations at the time consisted of marketing and distributing a “smokeless” cigarette. During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market.

On March 1, 2011, the Company completed a reverse acquisition transaction through a share exchange with Kirin China Holding, a British Virgin Islands company (“Kirin China”), whereby the Company acquired all of the issued and outstanding shares of Kirin China in exchange for 18,547,297 shares of common stock, which represented approximately 98.4% of the total shares outstanding immediately following the closing of this share exchange (the “First Share Exchange”). Upon consummation of the First Share Exchange, the Company changed its name to “Kirin International Holding, Inc.” and traded under the symbol “KIRI” on the OTC Markets. As a result of the First Share Exchange, Kirin China became a wholly-owned subsidiary. The Company ceased the smokeless cigarette business and became a holding company, through various controlled entities in China and engaged in the development and operation of real estate in China. Through Kirin China, the Company engaged in private real estate development focusing on residential and commercial real estate development in “tier-three” cities in China. Tier-three cities are provincial capital cities with ordinary economic development and prefecture cities with relatively strong economic development.

On December 19, 2015, we entered into certain share exchange agreements with Energetic Mind and all the shareholders of Energetic Mind, whereby we acquired 100% of the issued and outstanding ordinary shares of Energetic Mind (the “Second Share Exchange”). Pursuant to the terms of the agreements for the Second Share Exchange, in exchange for 100% of the issued and outstanding ordinary shares of Energetic Mind, we agreed to issue to (i) the shareholders of Energetic Mind an aggregate of one hundred fifty-one million (151,000,000) shares of the Company’s common stock and (2) a certain related party an additional 8% convertible promissory note in the principal amount of one hundred fifty million dollars ($150,000,000), with a conversion price of $10.00 per share.

On December 31, 2015, we disposed all of its interests in i) Brookhollow Lake, LLC, ii) Newport Property Holding, LLC, iii) Kirin China, iv) Kirin Hopkins Real Estate Group LLC, v) Archway Development Group LLC, vi) Specturm International Enterprise, LLC and vii) wholly-owned subsidiary HHC-6055 Centre Drive LLC. The sale of Kirin China also effectively terminated the Company’s contractual relationship with Hebei Zhongding Real Estate Development Co. Ltd and XingtaiZhongdingJiye Real Estate Development Co., Ltd, both of which are companies formed under the laws of the People’s Republic of China and were deemed the Company’s variable interest entities prior to this sale (“Subsidiaries Sale”).

As a result of the Second Share Exchange and the Subsidiaries Sale, we currently operates its business solely through its wholly-owned subsidiary Energetic Mind, which is the sole shareholder of Ricofeliz, which engages its business through its wholly-owned subsidiary Wuhan Newport.

On January 13, 2016, we filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of the State of the State of Nevada, changing its name from “Kirin International Holding, Inc.” to “Yangtze River Development Limited”. Effective January 22, 2016, Company changed its stock symbol from “KIRI” to “YERR”.

Organization& Subsidiaries

Upon completion of the Second Share Exchange described above in “Corporate History,” Yangtze River Development Limited holds 100% of the ordinary shares of its wholly owned subsidiary, Energetic Mind, which holds all of the share capital of Ricofeliz Capital. Ricofeliz Capital holds all of the share capital of Wuhan Newport, a wholly foreign-owned enterprise located in Wuhan of Hubei Province in China.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Overview of the Logistics Center

The Logistics Center is expected to be an extensive complex located in Wuhan, the capital of the Hubei Province of China, a major transportation hub with numerous railways, roads and expressways passing through the city and connecting to major cities in China, as well as other international centers of commerce and business.

The Logistics Center is expected to occupy approximately 1,918,000 square meters, for which the construction and development are expected to be completed in three phases in three years and reach its target maximum annual profit by the end of 2021 assuming the entire funding required for construction of the Logistics Center of $1.03 billion is in place by 2020 and the Logistics Center is in operation according to our business plan. The following table illustrates the timeframe of our investment and construction progress.

Time	Phase of Investment/Construction	Percentage of Total Anticipated Investment/Construction (1)	Production Capacity (2)
1st Year (2017)	1st Phase	40%	30%
2nd Year (2018)	2nd Phase	70%	40%
3rd Year (2019)	3rd Phase	100%	60%
4th Year (2020)	Completed	100%	75%
5th Year (2021)	Completed	100%	100%

(1)	The percentage of construction in a certain phase reflects the anticipated contribution of the investment in such particular phase. For example, contribution of 40% of the total investment in Phase 1 will lead to construction of 40% of total value of the Logistics Center.
(2)	The percentage of Production Capacity shows the fraction of the target maximum annual profit to be earned under the full operation of the Logistics Center. We target to reach our maximum annual profit by the end of 2021 assuming the entire funding required for construction of the Logistics Center of $1.03 billion is in place by 2020 and the Logistics Center is in operation according to our business plan.

Office Complex Development

With the advantage of being in the Comprehensive Bonded Zone and Pilot Free Trade Zone, Wuhan Newport’s Logistics Center has obtained the land use rights to develop approximately 500,000 square meters of commercial lands until August 30, 2048 with rights of renewal, on which Wuhan Newport plans to build an office complex of approximately 700,000 square meters. As of the date of this prospectus, the complex, totaling approximately 100,000 square meters has been completed and there are 600,000 square meters outstanding to be constructed within the next five (5) years.

The office complex will be supported by a light railway line from downtown Wuhan that is undergoing construction. The complex will be accessible by two stations along the light railway line. In addition, a highway along the north shore of the Yangtze River in Wuhan is currently under construction; the completion of the highway is also expected to provide direct ground access between Wuhan city center and the Logistics Center and cut down the commute time to only 20 minutes.

Upon completion of the construction of the office buildings, Wuhan Newport plans to sell half of the complex while leasing out the remaining half for long-term rental income. It is the Company’s goal to recoup the initial capital investment costs for the entire projected logistics center through the sale of a certain portion of the complex and generate a stable return based on rent of the other half of the complex upon completion of the project.

Transportation and Logistics Services

Taking advantage of the regional highways, railways and waterways in the Yangluo area, we plan to develop a shipping hub with access to all types of cargo transportation and offer complementary services to businesses within this logistics center. We intend to create an efficient, reliable and comprehensive logistics service system by utilizing third-party service providers with offices within the Logistics Center to provide professional logistics services.

We are currently constructing the port terminal which will be the focal point of the Yangtze River Economic Belt. The Yangtze River riverbank, within our properties, measures 1,039 meters and will host eight cargo berths handling ships ranging from 5,000 to 10,000 tons.

As of January 1, 2016, a government sponsored cargo transportation railway has been completed and launched leading to the premise of the Logistic Center, known as, the Wuhan-Xinjiang-Europe (“WXE”) Railway. The WXE is a part of the Silk Road Economic Zone, as it is within the “One Belt, One Road” initiative. The WXE Freight Train sets out from Wuhan to Xinjiang and finally ends in Hamburg, Germany. Wuhan Newport’s terminal will therefore be an important component of the “Silk Road Economic Belt” under the “One Belt, One Road” framework. (Source: http://www.wuhantime.com/detail.php?aid=1964 ; The Wuhan Time).

The custom facility at the Yangluo Comprehensive Bonded Area allows cargo vessels ranging from 5,000 to 10,000 tons to set out from Shanghai downstream via the Yangtze River in order to transport “Made in China” commodities to the Pacific Ocean and further to any other ports across the Indian Ocean. This same route will also return commodities from other countries directly back to Wuhan and then distribute them throughout the rest of China. Aside from being situated within the Wuhan Yangluo Comprehensive Bonded Zone, the Yangluo development area is within one of seven newly opened Free Trade Zones in China approved by the State Council in April 2017.

The estimated cost of the Logistic Center is approximately $1.03 billion US dollars.

Cold Chain Logistics Services

A cold chain is a temperature-controlled supply chain for products that need to be kept under low temperatures. An unbroken cold chain is an uninterrupted series of storage and distribution activities which maintain a given temperature range. It is used to help extend and ensure the shelf life of products such as fresh agricultural produce, seafood and frozen food.

Within the Logistics Center, we plan to provide extensive storage and processing services to its customers. Meanwhile, a cold chain logistics service system will be established to better help the Company’s clients’ processing needs for their frozen foods, meats and other products that need special processing and handling. In addition, we will offer professional services with temperature controls, sorting, processing, packaging and delivery to ensure the reliability and safety of the logistics process.

Information Platform

To adapt to the needs of modern logistics service and meet the standards of the industry worldwide, we will establish comprehensive automated management systems, as well as develop an operation system, enquiry system and decision-making systems for all types of business information such as warehouse, storage, trade, distribution and transportation, movable assets supervision and freight forwarding. We plan to launch an integrated and information-sharing platform geared towards the demand of its targeted markets and potential clients.

We will establish a uniform information platform including an internet-based logistics information portal and an e-commerce platform to provide the Company’s clients with services such as logistics services tracking, service rating, online operation, electronic transaction, and etc. We expect this information portal to be equally reliable for both service providers and their respective clients.

We will also establish an e-commerce system based on the logistics information portal and it will provide clients with many updated services such as online transactions, online payments, online inquiries and business information communication. This will create a comprehensive service system and a business model with high integration of information flow, capital flow, trade flow and goods flow.

Portside Service

We also plan to provide incentives for companies that specialize in IT, production of new material and high-end equipment and manufacturing companies to station nearby the Logistics Center so that these companies can grow with the Logistics Center, leveraging each other’s specializations to serve each other’s business needs.

Logistics Financing

Logistics financing is mainly based on using supplies as collateral to obtain financing for supply chains to improve their overall economic efficiency. Developing innovative logistics financing is significant because traditionally mortgages or loans are concentrated in real estate and logistics financing provides a lower systematic risk for lenders.

Compared to developed countries, logistics financing is a rather new field in China with a huge market potential of about $1 trillion. The driving force for logistics financial services in western countries is mainly attributable to financial institutions, as opposed to third-party private logistics companies in China who would occasionally provide financing options.

Logistics financial services became a popular investment vehicle among these third-party lenders. However, the business of logistics financing has become too complex for these private lenders to handle, as they will need professional services to guide them through the process and thus safeguard their investments.

Even though the history of logistics financing has been relatively short in China, the appetite for this is expected to grow as the Pilot Free Trade Zones in Shanghai, Tianjin and the one expected to be granted in Wuhan, will likely attract more business and international financial institutions to launch offices or branches within these Pilot Free Trade Zones to serve the businesses in the areas. Logistics financing not only provides the businesses with a new alternative to meet their capital needs, but also opens a new channel for commercial banks to reach small and midsize businesses. While interest income generated from logistics financing transactions is often an important source of income for many multinational logistics companies, companies who are able to provide financing are often the industry leaders. Because logistics financing can be an effective channel for the Company to reach its targeted market, our Company plans to capture this first-mover advantage when logistics financing is still in its development stage in China.

In light of this market opportunity, we plan to establish and utilize e-commerce platforms to offer online booking, dealing and exhibiting services for electronic products, commodities, foods and metals. We also plan to provide comprehensive support services to complement logistics financing. Maritime insurance and training services will also be offered within the Logistic Center. We plan to help its clients raise construction capital through Build-Transfer (BT), Build-Operate-Transfer (BOT), corporate debt and equity financing. In addition, Company plans to collaborate and develop strategic alliances with other logistics or cargo shipping centers around the world.

Sales and Marketing

We plan to sell its properties by forming strategic alliances with CMST Development (Hankou) Co. Ltd. (“CMST-Hankou”), the Shanxi Chamber of Commerce in Hubei (“SCCH”) and the Wuhan Coal Business Association (“WCBA”).

Partnership with CMST

CMST-Hankou is a regional subsidiary of the CMST Development Co. Ltd, which is a state-owned enterprise that principally engages in the logistics and import & export businesses. CMST-Hankou’s core business includes warehouse storage, sale and distribution of commodities, and freight forwarding. Pursuant to the Memorandum of Understanding executed with CMST-Hankou on August 20, 2015, CMST-Hankou has agreed to transfer all of its warehouse storage and processing division, distribution service division and other existing businesses to the premises of the Logistics Center. In addition, CMST-Hankou has agreed to move its warehouse for steel trading business with the Shanghai Future Exchange to the Logistics Center. In consideration, we have agreed to offer CMST-Hankou a 5% discount for all services provided within the Logistics Center, including those within the warehouses, port terminal, and railway operating zones. In addition, CMST-Hankou has agreed to assist the Company with the establishment of an online commodity exchange platform to provide a comprehensive support system through the supply chain and provide necessary personnel to help with the management of the warehouse operations within the Logistics Center. Though at a slight discount, the Company is expected to receive fees based on CMST-Hankou’s large volume of commodities that need to be stored and use of complementary services at the warehouse facilities and operating areas, as well as rental income and/or property sales generated from the office complex. However, the partnership is subject to the terms and conditions of the definitive agreement between CMST-Hankou and the Company. No assurances can be provided at this point that such a definitive agreement will be executed.

Partnership with SCCH

SCCH is a non-profit business coalition with 252 businesses across various industries as members. Pursuant to the Memorandum of Understanding executed with SCCH on July 27, 2015, SCCH has agreed to move its headquarters to the office complex within the Logistics Center by purchasing or leasing certain units. In consideration of a 7% discount to the purchase price of $2,729 per square meter of our properties, approximately 50 businesses within the organization plan to open offices in the Logistics Center and purchase at least 100,000 square meters of space within the office complex. SCCH, on behalf of 50 businesses, also executed a letter of intent to purchase approximately 100,000 square meters of storefront. In addition, because we expect the 50 businesses to have a total annual turnover of commodities of more than 5,000,000 tons, we have agreed to offer members of SCCH a 5% discount for all services provided within the Logistics Center, including those within the warehouses, port terminal, and railway operating zones. However, the partnership is subject to the terms and conditions of the definitive agreement between SCCH and the Company. No assurances can be provided at this point that such a definitive agreement will be executed.

Partnership with WCBA

WCBA is a non-profit business coalition with more than 300 businesses within the coal mining industry as members. Pursuant to the Memorandum of Understanding executed with WCBA on September 17, 2015, WCBA has agreed to move its headquarters to the office complex within the Logistics Center by purchasing or leasing certain units. We have agreed to offer WCBA member businesses a 5% discount to the purchase price of $2,729 per square meter of our properties. In addition, because we expect WCBA members to have a total annual turnover of coal-related commodities of more than 20,000,000 tons and will use the Company’s warehouse storage for at least 3,000,000 tons, we have agreed to offer members of WCBA a 5% discount for all services provided within the Logistics Center, including those within the warehouses, port terminal, and railway operating zones. However, the partnership is subject to the terms and conditions of the definitive agreement between WCBA and the Company. No assurances can be provided at this point that such a definitive agreement will be executed.

Market Opportunity for Logistics Finance

According to an industry review issued by the China Federation of Logistics and Purchasing, with the stabilization and recovery of the economy, the logistics industry began to rise gradually from the steady state before. According to statistics, the total value of social logistics goods in 2012 was 177.3 trillion yuan, with a year-on-year growth of 9.8%, dropping 2.5% compared with growth in 2011, dropping 0.2 percentage points compared with the first half of the year, rebounded by 0.2 percentage points compared to the first three quarters. National logistics added value is 3.5 trillion yuan, achieving a year-on-year growth of 9.1%. Although this figure is somewhat lower than the same period last year, it’s still 1 percentage point higher than the tertiary industry. Logistics value added has a share of 6.8% of GDP, accounting for 15.3% of the value added to the service sector. The total cost of national social logistics is 9.4 trillion yuan, with a year-on-year growth of 11.4%, dropping 7.1 % compared to the growth of last year. Total costs of social logistics account for 18% of GDP, with a year-on-year increase of 0.2 percentage points. The logistics cost of economic operations is still high. (Source: http://www.chinawuliu.com.cn/english/201406/16/290820.shtml; China Federation of Logistics and Purchasing).

Logistics financing provides financial services such as financing, clearance and insurance to support the logistics industry. It evolves as the logistics industry develops. Not only can logistics financing services improve the service capability and increase the profitability of third party logistics companies; it can also expand financing channels, decrease financing cost and increase the capital efficiency.

The major target clients for logistics finance services are small and medium sized companies, which are an important sector of China’s economy and have great weight in the market. One of the biggest hurdles in the life cycle of these small and medium sized companies is lack of cash flow, which can become the “bottle neck” of their development and prevent progress. The need for logistics financing results from the lack of available credit financing facilities and the difficulty of obtaining financing on the capital markets. Therefore, logistics financing services protect against the financing problems by allowing these small and medium companies to use their raw materials and commodities as collateral to borrow money. Logistics financing increases the liquidity of cash flow, lowers the clearance risks and improves the efficiency of the economic operation. Upon completion of the Logistics Center, we expect to house many small and mid-size logistics companies. The offering of logistics financing will therefore become an important component of the business, as these businesses are expected to have financing needs as they grow their businesses.

Market Overview of Wuhan

Located in the middle reaches of the Yangtze River, Wuhan has been regarded as the gateway to nine provinces nearby. Beijing-Guangzhou Railway and the Yangtze River converge in Wuhan and also the Beijing-Jiulong Railway and the Beijing-Guangzhou Railway intersect in it, thus forming a railway network linking North China, Southwest China, Central South China and East China. Moreover, the Beijing-Zhuhai Expressway and the Shanghai-Chengdu Expressway converge in Wuhan and a high-speed railway along the Yangtze River will be completed in this area in the near future. A “flexible multimodal transportation system,” combining expressways, high-speed railways and water transportation on the Yangtze River will give greater prominence to Wuhan’s position of strategic importance as a junction of water and land transportation in China.

According to the statistics published by the Wuhan government, Wuhan is the largest economic city in central China with an annual GDP of more than $160 billion. In 2015, the China State Council introduced and implemented the Midstream Yangtze River City Group Development Plan headed by Wuhan. In fact, the city was once called “The Oriental Chicago” by US Harper’s Magazine back in 1918. Wuhan is also among the largest inland logistics and cargo distribution centers in China, with its ability to cover approximately a 400 million person population in the five neighboring provinces including Hunan, Jiangxi, Anhui, Henan and Sichuan. At present, there are over 10,000 commercial organizations, 105,000 commodity networks, 4 commercial listed enterprises, and 8 comprehensive shopping centers on the list of China Top 100 Retail Shopping Centers. (Source: http://www.whfao.gov.cn/html/guide/201602/t20160204_45988.shtml ; Foreign Affairs Office of Wuhan City Government).

China is thoroughly implementing the strategy of coordinated regional development, expanding domestic demand, innovation-driven development and new urbanization, and building a new economic support belt relying on the Yangtze River. As a central city in the central region and the middle reach of the Yangtze River, as well as the country’s major transportation hub and science and technology base, Wuhan faces multiple overlapping strategic opportunities. Location, transportation, science, education, market and other advantages will be further enhanced and fully released and more quickly transformed into development and competitive advantage.

Wuhan is also a major transportation hub in Central China, situated at the midstream of the Yangtze River. Going west alongside the Yangtze upstream, includes cities or provinces such as Chongqing, Sichuan, Yunnan and Qinghai. Going east downstream, includes provinces such as Hunan, Anhui and Jiangsu, as well as municipal cities such as Shanghai, until finally ending at the Pacific Ocean. The railway runs north bound to Harbin, westbound to Urumqi, east bound to Shanghai and south bound to the Shenzhen Highway and expressways that stretch in all directions ensuring easy and convenient transportation to all of China’s provinces.

With the rapid development of inland waterway transportation in China, the logistics and port management industries have grown significantly. Wuhan is one of the major inland water ports in China. In 2014, the Wuhan government released an Opinion On Accelerating The Establishment Of Shipping Center In The Middle Reach Of Yangtze River, indicating that the government will help the Wuhan shipping center to be a well-equipped, surrounding industry developed internationally with a scaled and intelligent inland water shipping center with all port and shipping resources highly concentrated. In the Development Plan On Wuhan Logistics Space (2012-2020) published by the Wuhan city government, * Wuhan is strategically positioned as the critical joint of the global supply chain and the logistics transportation hub and information center of China. (Source: http://www.wuhan.gov.cn/hbgovinfo/szfxxgkml/fggw/szfwj/201505/t20150515_30288.html; Wuhan City Government ).

However, in Wuhan, logistics for domestic trade operate separately from those for international trade and all the resources are scattered and not concentrated to form a well-organized and well-managed international supply chain. It becomes very difficult for Wuhan to realize the synergy of business, logistics, money and information. In addition, a majority of the current logistics companies in Wuhan focus on traditional cargo transportation and storage services. Therefore, there exists an opportunity for an efficient, comprehensive and modern logistics service center like our Company’s Logistics Center to facilitate the channel of both regional and global logistics.

Competitive Advantages

The following factors reflect the Company’s advantages over the company’s competitors:

●	Experienced Logistics Management Team. We have a professional team with significant experience in logistics management. Members of the Company’s team have had work experience with well-known logistics management companies in different cities. In addition, the management members are well educated with degrees from top universities such as Huazhong University of Science and Technology, Wuhan University, University of British Columbia and the Chinese Academy of Social Sciences.

●	Encouraging Policy Environment. Under China’s latest “One Belt, One Road” initiative, the Company is strategically positioned in the “Pilot Free Trade Zone” of the Wuhan Port approved by China State Council in April 2017, a crucial trading window between China, the Middle East and Europe. In May 2015, the China State Council approved the nation’s economic strategic plan, the Vigorous Development Plan of Yangtze River Economic Belt. The Yangtze River Economic Belt has sharpened the focus on the Wuhan New Port Yangluo Terminal, the port project that the Company is developing.

●	Unique Transportation Network. Wuhan is located in the middle reaches of the Yangtze River, east facing south-eastern coastal economic developed area and west linking north-western raw material base. The distance to metropolitan cities, such as Beijing, Shanghai, Hong Kong and Chongqing are within 1,200 kilometers. As a central city on mainland China, Wuhan is capable of reaching over 30 provinces like Yunnan Province, Henan Province, Sichuan Province, Shanxi Province, Jiangxi Province and Hunan Province and 600 cities and counties in China.

●	Highway: the Logistics Center is in close proximity to the Beijing-Zhuhai expressway, the Shanghai-Chengdu Expressway, and the Jiangbei Expressway.

●	Waterway: the project adjacent to the Yangluo deep-water port, has eight 5,000-ton berths, directly leading to Jianghai. Yangluo Port is the largest national shipping port in Central China and the largest container port in the upper reaches of the Yangtze River. We will be strategically located for international procurement, distribution and delivery.

●	Railway: through Chinese commodity freight logistics Beijing-Guangzhou, Beijing-Kowloon Railway, close to Beijing-Guangzhou railway extension line, special railway lines offer direct access to the center of the Wuhan Yangtze River Newport Logistics Center, through Jiangbei railway- Xianglushan station connects all of the domestic railway freight stations, and through the construction of the “Chinese new Europe” railway through the Continent.

●	Airport: 30 kilometers from the Wuhan Tianhe airport.

●	Light-rail transit: by the year 2018, two light rail stations are expected to be completed next to the Logistics Center, cutting the commute to downtown Wuhan to only 20 minutes.

●	Jiangbei Expressway: after the completion of Jiangbei Expressway, commute by car from downtown Wuhan to the Logistics Centers is expected to be only about 20 minutes.

The following maps illustrate the location of the Wuhan Newport Logistics Center and surrounding transportation network:

Location Map Of Wuhan Yangtze River Newport Logistic Project

To Beijing
To Beijing
Tianhe Airport
Wuhan Yangtze River Newport Logistic Project
Han Shi Highway
Yangluo Airport
Yangluo Yangtze River Bridge
Wuhan Outer-Ring Expressway
To Shanghai
Shanghai-Chengdu Expressway
Shanghai-Chengdu Expressway
To Guangzhou

TRANSPORTATION MAP

HuangPi District
Wuhan Yangtze River Newport Logistics Center
XinZhou District
JiangAn District
Tianhe Airport
QingShan District
Yangtze River
TO Beijing
TO Shanghai
TO Chongqing
Yangluo Airport

Employees

As of the date of this prospectus, we have a total of 87 employees, including our executive officers.

Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees.

Intellectual Property

Trademark

We have completed application for trademark protection in China for our Company’s logo.

Domain Names

We have added the domain names i) www.yerr.com.cn; ii) www.cjxgwl.com; and iii) www.cjxgwl.cn to the Internet Content Provider License that we currently hold and we have received the updated ICP License covering the foregoing domain name.

Properties

Our corporate headquarters is located at 41 John Street, Suite 2A, New York, NY 10038, for which we have paid $88,740 for a one year lease starting from April 2017.

The following chart illustrates the properties we currently have the land use rights to in Wuhan, Hubei Province, China. We do not have ownership over such properties.

Certification Number of Land Use Right	Location	Purpose of Use	Area (㎡)	Termination Date
Wu Xin Guo Yong (2008) Di Zhuan No. 029	South of Han Shi Road, Wuhan Yangluo Economic Development Zone, Hubei Province, PRC	Commercial	9,802.67	August 30, 2048
Wu Xin Guo Yong (2008) Di Zhuan No. 030	South of Han Shi Road, Wuhan Yangluo Economic Development Zone, Hubei Province, PRC	Commercial	59,308.09	August 30, 2048
Wu Xin Guo Yong (2008) Di Zhuan No. 031	South of Han Shi Road, Wuhan Yangluo Economic Development Zone, Hubei Province, PRC	Commercial	79,178.94	August 30, 2048
Wu Xin Guo Yong (2008) Di Zhuan No. 032	South of Han Shi Road, Wuhan Yangluo Economic Development Zone, Hubei Province, PRC	Commercial	87,108.30	August 30, 2048
Wu Xin Guo Yong (2009) Di Zhuan No. 005	South of Han Shi Road, Wuhan Yangluo Economic Development Zone, Hubei Province, PRC	Commercial	176,853.70	August 30, 2048
Wu Xin Guo Yong (2009) Di Zhuan No. 006	South of Han Shi Road, Wuhan Yangluo Economic Development Zone, Hubei Province, PRC	Commercial	103,304.49	August 30, 2048

As of December 31, 2016, as disclosed in the notes to our financial statements, we have completed the construction of four buildings covering area of approximately 35,350.4 square meters of construction area. We have also physically completed other three buildings in the area and are in the process of obtaining necessary government approval. We have obtained advance sales permits on these three buildings.

The following chart illustrates the properties we currently lease in Wuhan, Hubei Province, PRC and New York, United States. We do not have ownership over such properties.

Name of the Property	Location	Purpose of Use	Area (㎡)	Duration Date
Land Lease No. HZ20150427 (1)	Chunfeng Village, Yangluo Neighborhood, Wuhan, Hubei Province, PRC	Commercial	1,214,654.52	April 26, 2035
New York Office Premise	41 John Street, New York, NY 10038	Commercial	Suite 2A	March 31, 2018

(1)	On October 8, 2016, we entered an amendment to the Land Lease No. HZ20150427 Agreement (“Amendment”) that was executed on April 27, 2015 between the Company and Chunfeng Villagers Committee at the Yangluo Neighborhood Office in Xinzhou District, Wuhan (“CVC”). We agreed to make an advance payment of the first year rent to CVC (“First Year Rent”), upon the earlier of the following date or event to occur: (i) June 3rd, 2017; or (ii) within 5 days after the Company’s port terminal obtains approval from the government. The term of such land lease is 20 years from the date of CVC’s receipt of the First Year Rent.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Except as described below, no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

On December 19, 2015, James Coleman joined us as Executive Director. Prior to joining us, Mr. Coleman was the managing member and owner of Firebird International LLC, Dream International Holdings LLC and Dream Recovery International LLC, all of which are privately held companies engaged primarily in drug rehabilitation businesses. On September 13, 2016, all three entities mentioned above filed voluntary petitions in the United States Bankruptcy Court for the District of Southern Florida seeking relief under the provisions of chapter 7 of title 11 of the United States Code in order to facilitate liquidations in these three entities.

In addition, there are no material proceedings to which any affiliate to our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any or our subsidiaries. We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.

However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Cautionary Note Regarding Forward Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Relating to Our Business

MAJORITY OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN THE PEOPLE’S REPUBLIC OF CHINA.

The majority of our business, assets and operations are located in the People’s Republic of China. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC’s government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC’s government. In addition, the PRC’s government continues to play a significant role in regulating industry by imposing industrial policies. The PRC’s government exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

ACTIONS OF GOVERNMENT OR CHANGE OF POLICIES MAY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are at risk from significant and rapid change in the legal systems, regulatory controls, and practices in areas in which we operate. These affect a wide range of areas including the real estate development approval system, employment practices, transportation, cargo storage, logistics, financing and sale of the buildings; our property rights; data protection; environment, health and safety issues; macro-economic policies, central government directions and instructions, China’s Five Year Plan, “One Belt One Road” initiative; and accounting, taxation and stock exchange regulation. Accordingly, changes to, or violation of, these systems, controls or practices could increase costs and have material and adverse impacts on the reputation, performance and financial condition of our development and operation.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake ongoing real estate construction or continue to develop and expand the services of our Logistics Center, which may as a result impact our cash flow and we would have to modify our business plans accordingly. We will not be able to fully implement our business plan unless the $1 billion funding (as described in the prospectus summary) is in place by 2020 and we do not have any definitive agreement nor letter of intent for such financing except for this offering.  There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of competitive projects undertaken by our competition; and (iii) the level of our investment in construction and development. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our operations and expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could have a materially adverse effect on our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving such additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the common stock offered hereof. We cannot give you any assurances that any additional financing will be available to us, or if available, will be on terms favorable to us.

WE HAVE SUSTAINED SIGNIFICANT RECURRING OPERATING LOSSES AND EXPERIENCED NEGATIVE CASH FLOW FOR OPERATIONS SINCE INCEPTION.

We have sustained recurring losses and experienced negative cash flow from operations since inception. Since inception, we have focused on developing and implementing our business plan. As of December 31, 2016, we have generated cumulative losses of approximately $29 million since inception, and we expect to continue to incur losses until 2018.  We believe that our existing cash resources will not be sufficient to sustain operations during the next twelve months. We need to generate revenue and raise funding in order to sustain our operations and continue to implement our business plan. If we are unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to us, we would likely be unable to execute upon the business plan or pay expenses as they are incurred, which would have a material, adverse effect on our business, financial condition and results of operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain.

WE DERIVE THE MAJORITY OF OUR REVENUES FROM SALES IN THE PRC AND ANY DOWNTURN IN THE CHINESE ECONOMY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

The majority of our revenues are expected to be generated from sales of our properties and services in the PRC and we anticipate that revenues from such sales will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy. Our success is influenced by a number of economic factors which affect consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION THAT COULD CAUSE US TO INCUR SIGNIFICANT LIABILITIES OR RESTRICT OUR BUSINESS ACTIVITIES.

Regulatory requirements could cause us to incur significant liabilities and operating expenses and could restrict our business activities. We are subject to statutes and rules regulating, among other things, certain developmental matters, building and site design, and matters concerning the protection of health and the environment. Our operating expenses may be increased by governmental regulations, such as building permit allocation ordinances and impact and other fees and taxes that may be imposed to defray the cost of providing certain governmental services and improvements. Any delay or refusal from government agencies to grant us necessary licenses, permits, and approvals could have an adverse effect on our operations.

OUR SALES WILL BE AFFECTED IF MORTGAGE FINANCING BECOMES MORE COSTLY OR OTHERWISE BECOMES LESS ATTRACTIVE.

Certain purchasers of our properties are expected to rely on mortgages to finance their purchases. An increase in interest rates may significantly increase the cost of mortgage financing, thus affecting the affordability of our properties. The PRC’s government and commercial banks may also increase the down payment requirement, impose other conditions or otherwise change the regulatory framework in a manner that would make mortgage financing unavailable or unattractive to potential property purchasers. If the availability or attractiveness of mortgage financing is reduced or limited, many of our prospective customers may not be able to purchase our properties and, as a result, our business, liquidity and results of operations could be adversely affected.

THE PRACTICE OF PRE-SELLING PROJECTS MAY EXPOSE US TO SUBSTANTIAL LIABILITIES.

It is common practice by property developers in China to pre-sell properties (while still under construction), which involves certain risks. For example, we may fail to complete a property development that may have been fully or partially pre-sold, which would leave us liable to purchasers of pre-sold units for losses suffered by them without adequate resources to pay the liability if funds have been used on the project. In addition, if a pre-sold property development is not completed on time, the purchasers of pre-sold units may be entitled to compensation for late delivery. If the delay extends beyond a certain period, the purchasers may be entitled to terminate the pre-sale agreement and pursue a claim for damages that exceeds the amount paid and our ability to recoup the resulting liability from future sales.

WE ARE DEPENDENT ON THIRD-PARTY SUBCONTRACTORS, MANUFACTURERS, AND DISTRIBUTORS FOR ALL ARCHITECTURE, ENGINEERING AND CONSTRUCTION SERVICES, AND CONSTRUCTION MATERIALS. A DISCONTINUED SUPPLY OF SUCH SERVICES AND MATERIALS WILL ADVERSELY AFFECT OUR PROJECTS.

We are dependent on third-party subcontractors, manufacturers, and distributors for all architecture, engineering and construction services, and construction materials. A discontinued supply of such services and materials will adversely affect our construction projects and the success of the Company.

WE MAY BE ADVERSELY AFFECTED BY FLUCTUATIONS IN THE PRICE OF RAW MATERIALS AND SELLING PRICES OF OUR PROPERTIES.

The land and raw materials that are used in our projects have experienced significant price fluctuations in the past. There is no assurance that they will not be subject to future price fluctuations or pricing control. The land and raw materials that are used in our projects may experience price volatility caused by events such as market fluctuations or changes in governmental programs. The market price of land and raw materials may also experience significant upward adjustment, if, for instance, there is a material under-supply or over-demand in the market. These price changes may ultimately result in increases in the selling prices of our properties, and may, in turn, adversely affect our sales volume, sales, operating income, and net income.

WE FACE INTENSE COMPETITION FROM OTHER REAL ESTATE DEVELOPERS AND/OR LOGISTICS COMPANIES.

The real estate and logistics industries in the PRC are both highly competitive. Many of our competitors are well capitalized and have greater financial, marketing, and other resources than we do. Some of our competitors also have larger land banks, greater economies of scale, broader name recognition, a longer track record, and more established relationships in certain markets. Competition among property developers may result in increased costs for the acquisition of land for development, increased costs for raw materials, shortages of skilled contractors, oversupply of properties, decrease in property prices in certain parts of the PRC, a slowdown in the rate at which new buildings are approved and/or reviewed by the relevant government authorities and an increase in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial condition. Furthermore, property developers that are better capitalized than we are may be more competitive in acquiring land through the auction process. If we cannot respond to changes in market conditions as promptly and effectively as our competitors or effectively compete for land acquisition through the auction systems and acquire other factors of production, our business and financial condition will be adversely affected.

OVER-SUPPLY OF REAL ESTATE PROPERTIES COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR RESULTS OF OPERATIONS.

Most of our assets consist of real estate properties within the premise of our Logistics Center. While our business will primarily revolve around the services provided by the Logistics Center, we expect to sell and/or lease properties to other businesses to generate revenue. Although we expect the value of our real estate properties to appreciate , risk of property over-supply is increasing in parts of China on a macro-level, where property investment, trading and speculation have become overly active. We are exposed to the risk that in the event of actual or perceived over-supply, property prices may fall drastically, and our revenue and profitability will be adversely affected. If we cannot sell or lease our properties at a favorable price, we may not have the necessary capital resources to fully execute our business plan and therefore our results of operations will be adversely affected.

WE MAY NOT HAVE SUFFICIENT EXPERIENCE AS A COMPANY CONDUCTING STORAGE AND PROCESSING SERVICES, INFORMATION SERVICES AND LOGISTICS FINANCING, OR IN OTHER AREAS REQUIRED FOR THE SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN.

We may not have sufficient experience as a company in conducting storage and processing services, information services, logistics financing or other areas required for the successful implementation of our business plan.   This may result in the Company experiencing difficulty in adequately operating and growing its business.  If our operating or management abilities consistently perform below expectations, then our business is unlikely to thrive.

WE ARE HEAVILY DEPENDENT UPON THE SERVICES OF EXPERIENCED PERSONNEL WHO POSSESS SKILLS THAT ARE VALUABLE IN OUR INDUSTRY, AND WE MAY HAVE TO ACTIVELY COMPETE FOR THEIR SERVICES.

We are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our customers. Many of our personnel possess skills that would be valuable to all companies engaged in our industry. Consequently, we expect that we will have to actively compete for these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. There can be no assurance that we will be able to retain our current personnel, or that we will be able to attract and assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the development and quality of our services could be materially impaired.

DEFAULTING ON BANK LOANS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS

We plan to develop a full-service logistics center using the properties we have obtained land-use rights to. To finance the development, part of Company’s properties held for development and land lots under development have been pledged as collateral for financial institution loans. As of December 31, 2016, we have an outstanding loan payable to China Construction Bank totaling $41,456,074. The loan has a maturity date of May 29, 2020. The loan is a floating rate loan whose rate (2016: 5.58% per annum and 2015: 6.33% per annum) is set at 5% above the over 5 years base borrowing rate stipulated by the People’s Bank of China. The secured bank loan with China Construction Bank contains certain protective contractual provisions that limit our activities in order to protect the lender. The risk of default may increase in the event of an economic downturn or due to our failure to successfully execute our business plan. Defaulting on our bank loans could result in loss of our collateralized assets and cause a material adverse effect on our results of operations.

WE HAVE LIMITED INSURANCE COVERAGE AGAINST DAMAGES OR LOSS WE MIGHT SUFFER.

We do not carry business interruption insurance and therefore any business disruption or natural disaster could result in substantial damages or losses to us. In addition, there are certain types of losses (such as losses from forces of nature) that are generally not insured because either they are uninsurable or insurance cannot be obtained on commercially reasonable terms. Should an uninsured loss or a loss in excess of insured limits occur, our business could be materially adversely affected. If we were to suffer any losses or damages to our properties, our business, financial condition and results of operations would be materially and adversely affected.

OUR OPERATING COMPANIES MUST COMPLY WITH ENVIRONMENTAL PROTECTION LAWS THAT COULD ADVERSELY AFFECT OUR PROFITABILITY.

We are required to comply with the environmental protection laws and regulations promulgated by the national and local governments of the PRC. Some of these regulations govern the level of fees payable to government entities providing environmental protection services and the prescribed standards relating to construction. Although construction technologies allow us to efficiently control the level of pollution resulting from our construction process, due to the nature of our business, wastes are unavoidably generated in the process. If we fail to comply with any of the environmental laws and regulations of the PRC, depending on the type and severity of the violation, we may be subject to, among other things, warnings from relevant authorities, imposition of fines, specific performance and/or criminal liability, forfeiture of profits made, or an order to close down our business operations and suspension of relevant permits.

THE OPERATING HISTORIES OF OUR OPERATING COMPANIES MAY NOT SERVE AS ADEQUATE BASES TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

The operating histories of Wuhan Newport may not provide a meaningful basis for evaluating our business following consummation of the Second Share Exchange. Although the business of Wuhan Newport has grown rapidly since its inception, we cannot guarantee that we can achieve profitability or that we will have net profit in the future. We will encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our development and construction;

●	manage our expanding operations and continue to meet customers’ demands;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement, adapt and modify our property development, sales, and business strategies as needed;

●	successfully integrate any future acquisitions; and

●	anticipate and adapt to changing conditions in the real estate industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

WE MAY NOT BE ABLE TO SUCCESSFULLY EXECUTE OUR BUSINESS STRATEGY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

Since China is a large and diverse market, consumer trends and demands can vary significantly by region and Wuhan Newport’s experience in the markets in which it currently operates may not be applicable in other parts of China. As a result, we may not be able to leverage Wuhan Newport’s experience to fully execute our business strategy and plan. When we enter new markets, we may face intense competition from companies with greater experience or a more established presence in the targeted geographical areas or from other companies with similar business strategies. Therefore, we may not be able to adequately grow our sales due to intense competitive pressures and/or the substantial costs involved.

OUR FAILURE TO EFFECTIVELY MANAGE GROWTH MAY CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT THE LEVELS WE EXPECT.

In order to maximize potential growth in Wuhan Newport’s current and potential markets, we believe that we must be able to sell our properties and obtain clients to use the services provided by our Logistics Center to ensure the sustainable development capability of the Company and to maintain our operations. This strategy may place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to effectively manage our operations could prevent us from generating the revenues we expect and therefore have a material adverse effect on the results of our operations.

WE MAY NEED ADDITIONAL EMPLOYEES TO MEET OUR OPERATIONAL NEEDS.

Our future success also depends upon our ability to attract and retain highly qualified personnel. We may need to hire additional managers and employees with industry experience from time to time, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the real estate and logistics industries is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract or retain qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING WHICH HAVE RESULTED IN MATERIAL MISSTATEMENTS IN OUR PREVIOUSLY ISSUED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016.

We have concluded that there are material weaknesses in our internal control over financial reporting for the fiscal year ended December 31, 2016. Management identified the following material weaknesses in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2016:

●	Lack of sufficient full-time accounting staff in our accounting department that have experience and knowledge in identifying and resolving complex accounting issues under U.S. Generally Accepted Accounting Principles (“GAAP”); The weakness resulted in the restatement of consolidated balance sheet and consolidated income statement to treat an extinguishment transaction between related entities as a capital transaction in the Form 10-K for the year ended December 31, 2015; and

●	Lack of sufficient accounting personnel which would provide segregation of duties within our internal control procedures to support the accurate reporting of our financial results; The weakness resulted in the amendment and additions of the disclosure of real estate properties and land lots under development in the Form 10-K for the year ended December 31, 2015.

Any actions we have taken or may take to address the material weaknesses we had for the fiscal year ended December 31, 2016 are subject to continued management review supported by testing, as well as oversight by the Audit Committee of our Board of Directors. Although the Audit Committee and Nomination Committee of the Board will further take actions to remediate the weaknesses in our internal control, we cannot assure you that these material weaknesses will not occur in the future and that we will be able to remediate such weaknesses in a timely manner, which could impair our ability to accurately and timely report our financial position, results of operations or cash flows. If our remedial measures are again insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control over financial reporting are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to further restate our financial results. In addition, if we are unable to successfully remediate the material weaknesses in our internal controls or if we are unable to produce accurate and timely financial statements, our stock price may be adversely affected and we may be unable to maintain compliance with applicable stock exchange listing requirements.

OUR CERTIFICATES, PERMITS, AND LICENSES RELATED TO OUR OPERATIONS ARE SUBJECT TO GOVERNMENTAL CONTROL AND RENEWAL, AND FAILURE TO OBTAIN OR RENEW SUCH CERTIFICATES, PERMITS, AND LICENSES WILL CAUSE ALL OR PART OF OUR OPERATIONS TO BE TERMINATED.

Our operations require licenses, permits and, in some cases, renewals of these licenses and permits from various governmental authorities in the PRC. Our ability to obtain, maintain, or renew such licenses and permits on acceptable terms is subject to change, as are, among other things, the regulations and policies of applicable governmental authorities.

If our land use permits are revoked or suspended or we are unable to renew the permits for any reason, we cannot assure you that our business operations will not be stopped and, accordingly, our financial performance would be adversely affected.

IF THE LEGALITY OR VALIDITY OF OUR LEASE OF THE COLLECTIVE-OWNED LAND USE RIGHTS IS CHALLENGED, THERE MAY BE DISRUPTION TO THE DEVELOPMENT OF THE LAND AND SUCH DISRUPTION COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

We leased collective-owned land use rights from the Chunfeng Villagers’ Committees. The right to operate and manage such land is vested in the relevant local villagers’ committee or rural collective leadership who are allowed to divide the land into parcels and contracts the rights to operate such parcels of land to individual farmer households or, subject to the approval of local governments and the requisite vote of the farmer households, to any entity or person outside that village or rural collective.

Any change in law and the administrative system could render our lease unenforceable. According to the PRC Law on Land Administration, all lands in the PRC are either state-owned or collectively owned. Generally, lands in the urban areas of a city or town are state-owned, whereas lands in the rural areas of a city or town and all rural lands are, unless otherwise specified by law, collectively owned. When required, the state has the right to reclaim the collectively owned lands in accordance with law if such reclaim is beneficial to the public.

Additionally, the lease may subject to the preemptive rights of other farmers in the same village or rural collective. If the preemptive rights are not exercised within two months from the date on which we start using the parcels of land, it is very likely that the PRC courts will not enforce such preemptive rights. As of the date of this prospectus, two months or more have passed since we started using the land we leased from Chunfeng villagers’ committee and we have not received any claim from person purporting to assert the pre-emption rights.

If the legality or validity of our leases become subject to disputes or challenges, we may need to suspend at least part of our constructions on the respective land areas. We may incur costs and losses if we are required to remove our improvements, such as buildings and facilities that we have constructed or purchased. We could also lose our rights to use the land and our business, financial condition and results of operations could be materially and adversely affected.

OUR FACILITIES AND INVENTORY MAY BE AFFECTED BY FIRE OR NATURAL CALAMITIES. OUR OPERATIONS ARE ALSO SUBJECT TO THE RISK OF POWER OUTAGES, EQUIPMENT FAILURES OR LABOR DISTURBANCES AND OTHER BUSINESS INTERRUPTIONS. WE HAVE LIMITED INSURANCE COVERAGE AND DO NOT CARRY ANY BUSINESS INTERRUPTION INSURANCE.

A fire, floods or other natural calamity may result in significant damage to our production facilities and inventory. Our operations are subject to risks of various business interruptions, including power outages, equipment failures or disturbances from labor unrest. If we are unable to obtain timely replacements of damaged inventory or equipment, or if we are unable to find an acceptable contract manufacturer in the event our production facilities are damaged by a catastrophic event, then major disruptions to our production would result, which would have significant adverse effect on our operations and financial results. Our property insurance may not be sufficient to cover damages to our production facilities, and we do not carry any business interruption insurance covering lost profits as a result of the disruption to our production.

Risks Relating to Doing Business in China

IF OUR LAND USE RIGHTS ARE REVOKED, WE WOULD HAVE NO OPERATIONAL CAPABILITIES.

Under the PRC law, land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants may be forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. If this happens, we may be forced to (i) delay the construction of commercial facilities or (ii) curtail or cease construction on that land. We relied on these land use rights as the cornerstone of our operations, and the loss of such rights would have a material adverse effect on our business and results of operation.

IN THE EVENT THE ACQUISITION OF WUHAN NEWPORT BY RICOFELIZ REQUIRES MOFCOM’S APPROVAL AND WE ARE NOT ABLE TO OBTAIN SUCH APPROVAL, THE ACQUISITION MAY BE UNWOUND.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange jointly promulgated the Provisions on the Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”), as amended by the Ministry of Commerce of the PRC on June 22, 2009. The M&A Rules require that a merger and acquisition of a domestic company with a “related party relationship” by a domestic company, enterprise or natural person in the name of an overseas company legitimately incorporated or controlled by the domestic company, enterprise or natural person shall be subject to examination and approval by MOFCOM. However, there is no definition or explanation of what constitutes a “related party relationship” in the M&A Rules, and, as a result, we are uncertain as to the interpretation of the M&A Rules with regard to the existing relationship between Mr. Xiangyao Liu, Ricofeliz and Wuhan Newport at the moment immediately before the acquisition of Wuhan Newport by Ricofeliz. If such relationship is considered as a “related party relationship”, the acquisition of Wuhan Newport by Ricofeliz, which has been approved by the local Wuhan Bureau of MOFCOM, may be subject to the approval of the national MOFCOM. Although M&A Rules have been effective since September 2006, we are not aware of any precedent for approval by MOFCOM of any related party acquisition conducted by PRC domestic individuals.    Since there is no clear guidance under the M&A Rules, it is difficult to determine whether MOFCOM or other PRC regulatory agencies would consider such approval necessary and, if so, whether we would be able to obtain MOFCOM approval, or if we fail to obtain such approval, what would be the consequence of such failure. Failure to obtain MOFCOM’s approval may result in regulatory actions or other sanctions (including administrative order to unwind the acquisition) from MOFCOM or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from our financing, investment, or operating activities into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

LABOR LAWS IN THE PRC MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

On June 29, 2007, the PRC’s government promulgated the Labor Contract Law of the PRC, which became effective on January 1, 2008. The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, the law requires certain terminations be based upon seniority and not merit. In the event that we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

WE MAY BE EXPOSED TO LIABILITIES UNDER THE FOREIGN CORRUPT PRACTICES ACT AND CHINESE ANTI-CORRUPTION LAW.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in the process of implementing an anticorruption program, which will prohibit the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants and/or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

UNCERTAINTIES WITH RESPECT TO THE PRC’S LEGAL SYSTEM COULD ADVERSELY AFFECT US.

We conduct a substantial amount of our business through our subsidiary in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiary is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because some of these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT THE VALUE OF YOUR INVESTMENT.

The PRC government imposes controls on the convertibility of the Renminbi, or “RMB” into foreign currencies and, in certain cases, the remittance of currency out of China. We receive some revenue and incur some expenses in U.S. dollars but incur other expenses primarily in RMB. Although our main business is based in mainland China or based in Hong Kong with Chinese operating subsidiaries, some of our business may require us to use U.S. dollars. We choose quotations based on price competitiveness.

Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

WE ARE A HOLDING COMPANY AND WE RELY ON FUNDING FOR DIVIDEND PAYMENTS FROM OUR SUBSIDIARIES, WHICH ARE SUBJECT TO RESTRICTIONS UNDER PRC LAWS.

We are a holding company incorporated in Nevada and we operate our core businesses through our subsidiaries in the PRC. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from such PRC subsidiary. If our subsidiary incurs debt or losses, its ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiary calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiary may enter into in the future may also restrict the ability of our subsidiary to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED IF ANY OF OUR PRC SUBSIDIARIES DECLARES BANKRUPTCY OR BECOMES SUBJECT TO A DISSOLUTION OR LIQUIDATION PROCEEDING.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiaries hold certain assets that are important to our business operations. If our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if our PRC subsidiaries undergo a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

FLUCTUATIONS IN EXCHANGE RATES COULD ADVERSELY AFFECT OUR BUSINESS AND THE VALUE OF OUR SECURITIES.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

IF WE BECOME DIRECTLY SUBJECT TO THE RECENT SCRUTINY, CRITICISM AND NEGATIVE PUBLICITY INVOLVING U.S.-LISTED CHINESE COMPANIES, WE MAY HAVE TO EXPEND SIGNIFICANT RESOURCES TO INVESTIGATE AND RESOLVE THE MATTER WHICH COULD HARM OUR BUSINESS OPERATIONS, THIS OFFERING AND OUR REPUTATION AND COULD RESULT IN A LOSS OF YOUR INVESTMENT IN OUR SHARES, ESPECIALLY IF SUCH MATTER CANNOT BE ADDRESSED AND RESOLVED FAVORABLY.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our shares could be rendered worthless.

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

While the PRC’s government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC’s economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC’s government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC’s government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION WILL BE SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprise (“FIE”) in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividends of proceeds from liquidation will be paid through Wuhan Newport, our PRC subsidiary, which is subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation of a FIE is subject to the relevant commerce authority’s approval, registration in relevant Administration for Industry and Commerce and supervision as well as the foreign exchange control. Though the dividends of proceeds from liquidation can be remitted out of China to the investor after they have been approved by the commerce authority and SAFE, we cannot assure that we can always obtain such approvals. This may generate additional risk for our investors in case of dividend payment and liquidation.

IT MAY BE DIFFICULT TO EFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are based in the PRC and a majority of our directors and officers reside in the PRC, service of process on the Company and such foreign directors and officers may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

We are dependent on our relationship with the local government in the provinces in which we operate our business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that Wuhan Newport’s operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our properties rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

OUR SALES AND OPERATING REVENUES COULD DECLINE DUE TO MACRO-ECONOMIC AND OTHER FACTORS OUTSIDE OF OUR CONTROL, SUCH AS CHANGES IN CLIENT CONFIDENCE AND DECLINES IN EMPLOYMENT LEVELS.

The real estate and logistics markets in China are susceptible to fluctuations in economic conditions. Our business substantially depends on the prevailing economic conditions in China. Changes in national and regional economic conditions, as well as local economic conditions where we conduct our operations and where prospective purchasers of the Company’s properties live, may result in more caution on the part of market participants and consequently fewer purchases. These economic uncertainties involve, among other things, conditions of supply and demand in local markets and changes in client confidence and income, employment levels, and government regulations. These risks and uncertainties could periodically have an adverse effect on consumer demand for and the pricing of our homes, which could cause our operating revenues to decline. A reduction in our revenues could in turn negatively affect the market price of our securities.

LIMITATIONS ON CHINESE ECONOMIC MARKET REFORMS MAY DISCOURAGE FOREIGN INVESTMENT IN CHINESE BUSINESSES.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms introduced in China in recent years are regarded by China’s national government as a way to introduce economic market forces into China. Given the overriding desire of the national government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PENALTIES AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES, LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

The SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off). As of November 21, 2016, Mr. Xiangyao Liu, Mr. Linyu Chen and Mr. Long Zhao who are Chinese residents have completed the registration with SAFE under this Notice.

FAILURE TO COMPLY WITH THE INDIVIDUAL FOREIGN EXCHANGE RULES RELATING TO THE OVERSEAS DIRECT INVESTMENT OR THE ENGAGEMENT IN THE ISSUANCE OR TRADING OF SECURITIES OVERSEAS BY OUR PRC RESIDENT STOCKHOLDERS MAY SUBJECT SUCH STOCKHOLDERS TO FINES OR OTHER LIABILITIES.

Other than Notice 37, our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident stockholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY LIMIT OUR ABILITY TO ACQUIRE PRC COMPANIES AND ADVERSELY AFFECT THE IMPLEMENTATION OF OUR ACQUISITION STRATEGY AS WELL AS OUR BUSINESS AND PROSPECTS.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC’s residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC’s residents of a PRC company’s assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations.

On May 31, 2007, SAFE issued another official notice known as “Circular 106,” which requires the owners of any Chinese company to obtain SAFE’s approval before establishing any offshore holding company structure to facilitate foreign financing or subsequent acquisitions in China.

If we decide to acquire a company organized under the laws of the PRC, we cannot assure investors that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals, filings and registrations for the acquisition. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects.

CAPITAL OUTFLOW POLICIES IN CHINA MAY HAMPER OUR ABILITY TO REMIT INCOME TO THE UNITED STATES AND RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO UTILIZE OUR REVENUES EFFECTIVELY.

The PRC’s government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all of our revenue in RMB. Under our current corporate structure, our U.S. holding company may rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. This could affect the ability of our PRC subsidiary to obtain foreign exchange through debt or equity financings, including by means of loans or capital contributions from us. In the future, the PRC government may also, at its discretion, restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our stockholders.

The majority of our revenues and operating expenses are denominated in RMB. The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Pursuant to the Foreign Currency Administration Rules, promulgated on January 29, 1996 and amended on January 14, 1997, and various regulations issued by SAFE and other relevant PRC government authorities, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investments, require the prior approval from SAFE or its local branch for conversion of RMB into a foreign currency such as U.S. dollars, and remittance of the foreign currency outside the PRC. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy its foreign currency-denominated obligations. Currently, each of our PRC subsidiary and affiliates may purchase foreign exchange for settlement of “current account transactions,” including payment of dividends to us and payment of licensing fees and service fees to foreign licensors and service providers, without the approval of SAFE. However, approval from the SAFE or its local branch is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies.

BECAUSE OUR FUNDS ARE HELD IN BANKS THAT DO NOT PROVIDE INSURANCE, THE FAILURE OF ANY BANK IN WHICH WE DEPOSIT OUR FUNDS MAY AFFECT OUR ABILITY TO CONTINUE TO OPERATE.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash may impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue to operate.

IF WE ARE UNABLE TO OBTAIN BUSINESS INSURANCE IN THE PRC, WE MAY NOT BE PROTECTED FROM RISKS THAT ARE CUSTOMARILY COVERED BY INSURANCE IN THE UNITED STATES.

Business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type that would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment. We have not obtained fire, casualty and theft insurance, and there is no insurance coverage for our raw materials, goods and merchandise, furniture or buildings in China. Any losses incurred by us will have to be borne by us without any assistance, and we may not have sufficient capital to cover material damage to, or the loss of, our production facility due to fire, severe weather, flood or other causes, and such damage or loss may have a material adverse effect on our financial condition, business and prospects.

UNDER THE NEW ENTERPRISE INCOME TAX LAW, WE MAY BE CLASSIFIED AS A “RESIDENT ENTERPRISE” OF CHINA. SUCH CLASSIFICATION MAY RESULT IN UNFAVORABLE TAX CONSEQUENCES TO US AND OUR NON-PRC SHAREHOLDERS.

China passed a New Enterprise Income Tax Law, or the New EIT Law, which became effective on January 1, 2008. Under the New EIT Law, an enterprise established outside of China with de facto management bodies within China is considered a resident enterprise, meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a circular issued by the State Administration of Taxation on April 22, 2009 clarified that dividends and other income paid by such resident enterprises will be considered to be the PRC’s source income and subject to the PRC’s withholding tax. This recent circular also subjects such resident enterprises to various reporting requirements with the PRC’s tax authorities.

Although substantially all of our management is currently located in the PRC, it remains unclear whether the PRC’s tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. We do not currently consider our company to be a PRC resident enterprise. However, if the PRC’s tax authorities determine that we are a resident enterprise for the PRC’s enterprise income tax purposes, a number of unfavorable PRC tax consequences may follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as the PRC’s enterprise income tax reporting obligations. This would also mean that income such as interest on offering proceeds and non-China source income would be subject to the PRC’s enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules, dividends paid to us from our PRC subsidiary would qualify as tax-exempt income, we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC authorities responsible for enforcing the withholding tax have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for the PRC’s enterprise income tax purposes. Finally, dividends paid to stockholders with respect to their shares of our common stock or any gains realized from transfer of such shares may generally be subject to the PRC’s withholding taxes on such dividends or gains at a rate of 10% if the shareholders are deemed to be non-resident enterprises or at a rate of 20% if the shareholders are deemed to be non-resident individuals.

PRICE INFLATION IN CHINA COULD AFFECT OUR RESULTS OF OPERATIONS IF WE ARE UNABLE TO PASS ALONG RAW MATERIAL PRICE INCREASES TO OUR CUSTOMERS.

Inflation in China has continued to rise over the last few years. Because we purchase raw materials from suppliers in China, price inflation has caused an increase in the cost of our raw materials.  Price inflation may affect the results of our operations if we are unable to pass along the price increases to our customers.  Similarly, the cost of constructing our new facility and the installation of equipment may increase as a result of these recent inflationary trends, which are expected to continue for the near future.  In addition, if inflation continues to rise in China, China could lose its competitive advantage as a low-cost manufacturing venue, which may in turn lessen the competitive advantages of our being based in China. Accordingly, inflation in China may weaken our competitiveness domestically and in international markets.

WE MAY RELY PRINCIPALLY ON DIVIDENDS AND OTHER DISTRIBUTIONS OF EQUITY PAID BY OUR PRC SUBSIDIARY TO FUND ANY CASH AND FINANCING REQUIREMENTS WE MAY HAVE, AND ANY LIMITATION ON THE ABILITY OF OUR PRC SUBSIDIARY TO PAY DIVIDENDS TO US COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO CONDUCT OUR BUSINESS.

We are a holding company, and we may rely principally on dividends and other distributions of equity paid by our PRC subsidiary for our cash and financing requirements, which include the funds necessary to pay dividends and other cash distributions to our stockholders and to service any debt we may incur. In the future, if our PRC subsidiary incurs debt on its own behalf, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiary, as a foreign-invested enterprise in the PRC, may pay dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, it may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

THE PRC GOVERNMENT MAY ISSUE FURTHER RESTRICTIVE MEASURES IN THE FUTURE.

We cannot assure you that the PRC’s government will not issue further restrictive measures in the future. The PRC government’s restrictive regulations and measures could increase our operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our business operations, which could further adversely affect our business and prospects.

OUR PRC SUBSIDIARY HAS TAKEN THE POSITION THAT IT IS COMPLIANT WITH THE TAXATION, ENVIRONMENTAL, EMPLOYMENT AND SOCIAL SECURITY RULES OF CHINA, AND IF THAT POSITION TURNS OUT TO BE WRONG, THEY MAY FACE PENALTIES IMPOSED BY THE PRC GOVERNMENT.

While we believe our PRC subsidiary has been in compliance with PRC taxation, environmental, employment and social security rules during their operations in China, we have not obtained letters from the PRC government authorities confirming such compliance. If any PRC government authority takes the position that there is non-compliance with the taxation, environmental protection, employment and/or social security rules by our PRC subsidiary, they may be exposed to penalties from PRC government authorities, in which case the operation of our PRC subsidiary in question may be adversely affected.

IF RELATIONS BETWEEN THE UNITED STATES AND CHINA WORSEN, OUR STOCK PRICE MAY DECREASE AND WE MAY HAVE DIFFICULTY ACCESSING THE U.S. CAPITAL MARKETS.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade conflicts between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

INTERPRETATION OF PRC LAWS AND REGULATIONS INVOLVES UNCERTAINTY.

Our core business is conducted within China and is governed by PRC’s laws and regulations. The PRC’s legal system is based on written statutes, and prior court decisions can only be used as a reference. Since 1979, the PRC’s government has promulgated laws and regulations in relation to economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, with a view to developing a comprehensive system of commercial law, including laws relating to property ownership and development. However, due to the fact that these laws and regulations have not been fully developed, and because of the limited volume of published cases and the non-binding nature of prior court decisions, interpretation of PRC’s laws and regulations involves a degree of uncertainty. Some of these laws may be changed without immediate publication or may be amended with retroactive effect. Depending on the government agency or how an application or case is presented to such agency, we may receive less favorable interpretations of laws and regulations than our competitors, particularly if a competitor has long been established in the locality of, and has developed a relationship with such agency. In addition, any litigation in China may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of our land use rights, entitlements under our permits and other statutory and contractual rights and interests.

Risks Related to Our Offering and Ownership of Our Common stock

THE MARKET PRICE OF OUR COMMON STOCK MAY BE VOLATILE OR MAY DECLINE REGARDLESS OF OUR OPERATING PERFORMANCE, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

The offering price for our common stock will be determined through negotiations between the underwriter and our Company and may vary from the market price of our common stock following our offering. If you purchase our common stock in our offering, you may not be able to resell those shares at or above the offering price. We cannot assure you that the offering price of our common stock, or the market price following our offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

WE HAVE BROAD DISCRETION IN THE USE OF THE NET PROCEEDS FROM OUR OFFERING AND MAY NOT USE THEM EFFECTIVELY.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our offering in a manner that does not produce income or that loses value.

WE DO NOT INTEND TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

NEITHER MANAGEMENT NOR THE UNDERWRITERS HAVE PERFORMED DUE DILIGENCE ON MARKET AND INDUSTRY DATA CITED IN THIS PROSPECTUS.

This prospectus includes market and industry data that has been obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. Neither we nor our management have conducted due diligence or independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriter has not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. If such market and industry data turned out to be inaccurate, management’s belief and perception of our competitive strength may need to be adjusted and, as a result, our business strategy may need to be changed which may have a negative effect on our results of operations.

JASPER LAKE HOLDINGS LIMITED, OUR MAJORITY STOCKHOLDER, MAY HAVE SIGNIFICANT INFLUENCE OVER THE OUTCOME OF MATTERS SUBMITTED TO OUR STOCKHOLDERS FOR APPROVAL, WHICH MAY PREVENT US FROM ENGAGING IN CERTAIN TRANSACTIONS.

As of May 1, 2017, 2017 Jasper Lake Holdings Limited beneficially owns 52.96% of our outstanding common stock. Mr. Xiangyao Liu, our CEO and President, has sole voting and dispositive power of Jasper Lake Holdings Limited. As a result, this majority stockholder may exercise significant influence over all matters requiring stockholder approval, including the appointment of our directors and the approval of significant corporate transactions. This ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination that may be in the best interest of the Company.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of internal controls over financial reporting.

Our reporting obligations as a public company place a significant strain on our management and operational and financial resources and systems. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting may result in the loss of investor confidence in the reliability of our financial statements, which in turn may harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO SELL THEIR STOCK.

We plan to apply to be listed on NASDAQ Global Select Market, but there is no assurance that we will be approved for the listing at this point. Our common stock currently trades on the OTC Markets under the symbol “YERR”. There is a limited trading market for our common stock and at times there is no trading in our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

IF A MORE ACTIVE TRADING MARKET FOR OUR COMMON STOCK DEVELOPS, THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS, AND HOLDERS OF OUR COMMON STOCK MAY BE UNABLE TO SELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH THEY WERE ACQUIRED.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	quarterly variations in our revenues and operating expenses;

●	developments in the financial markets and worldwide economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the PRC government relating to regulations that govern our industry;

●	significant sales of our common stock or other securities in the open market;

●	variations in interest rates;

●	changes in the market valuations of other comparable companies; and

●	changes in accounting principles.

In addition, the market for Chinese companies that went public in the U.S. through reverse mergers, such as ours, is currently extremely volatile primarily due to recent allegations and, in some instances, findings of fraud among some of these companies.  If a stockholder were to file a class action suit against us following a period of volatility in the price of our securities, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to responding to such litigation, which may harm our business and reputation.

THE RIGHTS OF THE HOLDERS OF OUR COMMON STOCK MAY BE IMPAIRED BY THE POTENTIAL ISSUANCE OF PREFERRED STOCK.

Our board of directors has the right to create a new series of preferred stock. As a result, the Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that may adversely affect the voting power and equity interest of the holders of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, construction and development expenditures and acquisitions of land. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Introduction

In the discussion that follows, we have summarized selected provisions of our Articles of Incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of May 1, 2017, 172,269,446 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;

●	industry practice;

●	our financial condition and performance;

●	our future prospects;

●	our cash needs and capital investment plans;

●	our obligations to holders of any preferred stock we may issue;

●	income tax consequences; and

●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Warrants

There are no outstanding warrants.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “YERR.”

Transfer Agent and Registrar

The Transfer Agent for our common stock is VStock Transfer, LLC located at 18 Lafayette Pl, Woodmere, NY 11598. The telephone number is: (212) 828-8436.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and a trustee to be specified in an accompanying prospectus supplement. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Apple Inc. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

●	the title of the series;

●	the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

●	the price or prices at which the debt securities will be sold;

●	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

●	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

●	the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

●	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

●	the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

●	our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

●	if other than the trustee, the identity of each security registrar and/or paying agent;

●	if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

●	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

●	if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

●	if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

●	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

●	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

●	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

●	if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

●	any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

●	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

●	the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

●	whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

●	whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

●	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

●	the exchanges, if any, on which the debt securities may be listed; and

●	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the London Interbank Offered Rate (LIBOR), if the interest payment date (other than the redemption date, repayment date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose, which will be named in any applicable prospectus supplement. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

●	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

●	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

●	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

●	we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

●	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

●	the trustee receives from us an officers’ certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1) default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

(2) default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3) default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(4) we pursuant to or within the meaning of the Bankruptcy Law:

●	commence a voluntary case or proceeding;

●	consent to the entry of an order for relief against us in an involuntary case or proceeding;

●	consent to the appointment of a custodian of us or for all or substantially all of our property;

●	make a general assignment for the benefit of our creditors;

●	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

●	consent to the filing of such petition or the appointment of or taking possession by a custodian; or

●	take any comparable action under any foreign laws relating to insolvency;

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

●	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

●	appoints a custodian of us or for all or substantially all of our property; or

●	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or

(6) any other event of default provided with respect to debt securities of such series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3) the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

●	change the stated maturity of the principal of, or installment of interest on, any debt security;

●	reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

●	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

●	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

●	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

●	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

●	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

●	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

●	make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

●	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

●	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

●	to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

●	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

●	to add one or more guarantees for the benefit of holders of the debt securities;

●	to secure the debt securities pursuant to the covenants of the indenture;

●	to add or appoint a successor or separate trustee or other agent;

●	to provide for the issuance of additional debt securities of any series;

●	to establish the form or terms of debt securities of any series as permitted by the indenture;

●	to comply with the rules of any applicable securities depository;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

●	to cure any ambiguity, omission, defect or inconsistency;

●	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect;

●	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

●	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

●	to add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

(2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by the Company, a warrant agent to be named by the Company, and the holders from time to time of the warrants and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the procedures and conditions relating to the exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of May 4, 2017, we have no outstanding warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of YERR. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Centurion ZD CPA Limited (previously DCAW (CPA) Limited, as successor to Dominic K.F. Chan & Co), an independent registered public accounting firm, has audited the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Centurion ZD CPA Limited, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$34,770
FINRA filing fee		*
Printing expenses		*
Legal fees and expenses	$25,000
Accounting fees and expenses		*
Blue Sky, qualification fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Warrant agent fees and expenses		*
*
Total		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xiangyao Liu, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York State, on May 4, 2017.

YANGTZE RIVER DEVELOPMENT LIMITED

By:	/s/ Xiangyao Liu
Xiangyao Liu
President and Chief Executive Officer (Principal Executive Officer)

Date:	May 4, 2017

By:	/s/ Xin Zheng
Xin Zheng
Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	May 4, 2017

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Xiangyao Liu	President, Chief Executive Officer and Director	May 4, 2017
Xiangyao Liu	(Principal Executive Officer)
Chief Financial Officer

/s/ Xin Zheng	(Principal Financial and Accounting Officer)	May 4, 2017
Xin Zheng

/s/ James Stuart Coleman	Director	May 4, 2017
James Stuart Coleman

/s/ Zhanhuai Cheng	Director	May 4, 2017
Zhanhuai Cheng

/s/ Yanliang Wu	Director	May 4, 2017
Yanliang Wu

/s/ Yu Zong	Director	May 4, 2017
Yu Zong

/s/ Harvey Leibowitz	Independent Director	May 4, 2017
Harvey Leibowitz

/s/ Zhixue Liu	Independent Director	May 4, 2017
Zhixue Liu

/s/Tongmin Wang	Independent Director	May 4, 2017
Tongmin Wang

/s/ Adam Goldberg	Independent Director	May 4, 2017
Adam Goldberg

/s/ Daniel W. Heffernan	Independent Director	May 4, 2017
Daniel W. Heffernan

/s/ Zhihong Su	Independent Director	May 4, 2017
Zhihong Su

EXHIBIT INDEX

Item 16. Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement
3.1	(a) Original Articles of Incorporation dated December 23, 2009 (Incorporated by reference to Exhibit 3.1(a) filed on Company’s Registration Statement on Form S-1 filed with the SEC on February 18, 2016)
Certificate of Correction dated April 21, 2010 (Incorporated by reference to Exhibit 3.1(b) filed on Company’s Registration Statement on Form S-1 filed with the SEC on February 18, 2016)
(c) Certificate of Amendment dated March 10, 2011 (Incorporated by reference to Exhibit 3.1© filed on Company’s Registration Statement on Form S-1 filed with the SEC on February 18, 2016)
(d) Certificate of Correction dated March 14, 2011(Incorporated by reference to Exhibit 3.1(d) filed on Company’s Registration Statement on Form S-1 filed with the SEC on February 18, 2016)
(e) Certificate of Amendment dated January 13, 2016 (Incorporated by reference to Exhibit 3.1(e) filed on Company’s Registration Statement on Form S-1 filed with the SEC on February 18, 2016)
3.2	Bylaws (Incorporated by reference to Exhibit 3.3 filed on Company’s Registration Statement on Form S-1 filed with the SEC on April 28, 2010)
4.1*	Form of Certificate of Designation
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant Certificate
4.5*	Form of Rights Agreement
4.6*	Form of Units Agreement
4.7*	Form of Note
4.8*	Form of Indenture
5.1*	Opinion of Lucosky Brookman LLP
23.1	Consent of Centurion ZD CPA Limited (as successor to Dominic K.F. Chan & Co.)
23.2*	Consent of Lucosky Brookman LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to the signature page hereto)

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.